EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT

As independent auditors, we hereby consent to the incorporation of our report, dated January 26, 2001, incorporated by reference into the Annual Report of Shenandoah Telecommunication Company on Form 10-K, into the Company's previously filed Form S-8 Registration Statement, File No. 333-21733, and Form S3-D Registration Statement No. 333-74297.

/s/ MCGLADREY & PULLEN, LLP


Richmond, Virginia
March 28, 2002


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EXHIBIT 23

Consent of Independent Auditors

The Board of Directors
Shenandoah Telecommunications Company:

We consent to the incorporation by reference in the registration statements No. 333-21733 on Form S-8 and No. 333-74297 on Form S3-D of Shenandoah Telecommunications Company of our report dated February 1, 2002 with respect to the 2001 Consolidated Financial Statements listed in the accompanying Index to Financial Statements in Item 14(a)1 included in the 2001 Annual Report on Form 10-K of Shenandoah Telecommunications Company, which report appears in the 2001 Annual Report on Form 10-K of Shenandoah Telecommunications Company.

/S/ KPMG LLP

Richmond, Virginia
March 28, 2002


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